UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 15, 2005

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 17, 2005, Cost Plus, Inc. (the “Company”) issued a press release regarding its fourth quarter and fiscal 2004 sales and earnings data in which it also provided initial guidance for fiscal 2005 and announced the correction of certain lease accounting errors. A copy of the press release is attached as Exhibit 99.1 hereto.

Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished for purposes of that instruction.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 15, 2005, the Company’s management and the Audit Committee of the Board directors determined that the Company will correct its prior accounting for leases based upon the clarifications contained in the February 7, 2005 letter from the Office of the Chief Accountant of the SEC to the Center for Public Company Audit Firms of the American Institute of Certified Public Accountants. The Company’s management and the Audit Committee discussed its decision with its independent registered public accounting firm.

The Company will file the corrections to its annual and interim financial statements in its Annual Report on Form 10-K for the fiscal year ended January 29, 2005. The Company’s Forms 10-Q for fiscal 2005 will reflect the restated quarterly data for the corresponding quarters in fiscal 2004. Until then, the Company’s previously issued consolidated financial statements, including those in the Company’s Annual Report on Form 10-K for the year ended January 31, 2004 and in the Company’s Quarterly Reports on Forms 10-Q for the quarters ended May 1, 2004, July 31, 2004 and October 30, 2004, should no longer be relied upon.

In periods prior to the fourth quarter of fiscal 2004, the Company had recognized straight line rent expense for leases beginning when a new store opened but excluded periods during which the Company paid no rent but had possession of the facility to prepare it for opening. The Company now recognizes rent expense on the date it takes possession of the store. Rent expense incurred prior to the store opening is recorded in store preopening expenses.

In addition, prior to the fourth quarter of fiscal 2004, the Company’s balance sheet reflected the unamortized balance of tenant improvement allowances as a reduction of property and equipment with amortization of the credit recorded as a reduction to depreciation expense. The Company now records the unamortized balance of tenant improvement allowances as a deferred rent credit and includes its amortization in the income statement as a decrease in occupancy expense as opposed to depreciation expense. Additionally, the statement of cash flows will now reflect tenant improvement allowances received as a cash flow from operating activities rather than as a reduction of capital expenditures.

For additional information regarding the Company’s lease accounting corrections, please refer to Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release of Cost Plus, Inc. dated March 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC

By:	/s/ John J. Luttrell
John J. Luttrell
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

Dated: March 17, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Cost Plus, Inc. dated March 17, 2005.